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STATE OF WASHINGTON                                                                          ARTICLES OF AMENDMENT
SECRETARY OF STATE                                                                        WASHINGTON PROFIT CORPORATION
Ralph Munro, Secretary of State                                                             (Per Chapter 23B. 10 RCW)

Please PRINT or TYPE in black ink                                                                   FEE:  $30
Sign, date and return original AND ONE COPY to:

CORPORATIONS DIVISION                                                         EXPEDITED (24-HOUR) SERVICE AVAILABLE - $20 PER ENTITY
505 E. UNION, PO BOX 40234                                                       INCLUDE FEE AND WRITE "EXPEDITE" IN BOLD LETTERS
OLYMPIA, WA  98504-0234                                                                          ON OUTSIDE OF ENVELOPE

BE SURE TO INCLUDE FILING FEE.  Checks
should be made payable to "Secretary of State"                                                   FOR OFFICE USE ONLY
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                                                                              FILED:            /                    /
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IMPORTANT!  Person to contact about this filing                                  Daytime Phone Number (with area code)

     Gerald W. Gritter, Esq.                                                                  954-462-3300
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                                               AMENDMENT TO ARTICLES OF INCORPORATION

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NAME OF CORPORATION  (As currently recorded with the Office of Secretary of State)

     The Bullhide Liner Corporation
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        UBI NUMBER               CORPORATION NUMBER (If known)     AMENDMENTS TO ARTICLES OF INCORPORATION WERE ADOPTED ON

       601 456 104                                                 Date:      June 8, 1999
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EFFECTIVE DATE            (Specified effective date may be up to 30 days AFTER receipt of the document by the Secretary of State)
OF ARTICLES OF
AMENDMENT                   |_|  Specific Date:                                     |X|  Upon filing by the Secretary of State
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ARTICLES OF AMENDMENT WERE ADOPTED BY  (Please check ONE of the following)

     |_|  Incorporators.  Shareholders action was not required
     |_|  Board of Directors.  Shareholders action was not required
     |X|  Duly approved shareholder action in accordance with Chapter 23B. 10 RCW
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           AMENDMENTS TO THE ARTICLES OF INCORPORATION ARE AS FOLLOWS
           If amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions of implementing the amendment must be included. If necessary, attach additional amendments or information.

      Article I of the Articles of Incorporation shall be amended to read:

          The name of the Corporation shall be "Bullhide Corporation."

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SIGNATURE OF OFFICER
This documents is hereby executed under penalties of perjury, and is, to the best of my knowledge, true and correct.


 /s/ Gordon Freeman                                                 W. Gordon Freeman                          June 8, 1999
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Signature of Officer                                                Printed Name                                   Date
                                                                    Chief Executive Officer
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